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                                            EXHIBIT 6 a) 11 )



ALYDAAR SOFTWARE CORPORATION
COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)



             Primary (Loss) Per       Three           Three           Six             Six
             Share:                   Months          Months         Months          Months
                                      Ended           Ended          Ended           Ended
                                     09-30-97        09-30-96       09-30-97        09-30-96
                                  --------------------------------------------------------------
             Net (Loss)           ($2,171,043)        ($896,466)   ($7,634,034)    ($1,915,903)
             -----------------------------------------------------------------------------------
             Avg Number Shares
             Outstanding
                                      16,756,291      11,898,373     15,056,501      11,710,698
             -----------------------------------------------------------------------------------
             Primary (Loss) Per
             Share                       ($0.13)         ($0.08)        ($0.51)         ($0.16)
             -----------------------------------------------------------------------------------

                                  ==============================================================


Fully diluted loss per shares is anti-dilutive and, accordingly, is not presented.
                                                                               9


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